Exhibit 99.1

Gran Tierra Energy Inc. Announces Agreement to Sell its Colombia and Ecuador Business to Maurel & Prom and Reposition the Company for Fully Financed Growth

•	Sale of the Company’s Colombia and Ecuador Oil Business, Representing All of Its South American Assets, to Maurel & Prom Representing a Total Consideration of $1.33 Billion

•	Continuing Company to Have an Estimated Pro-Forma PDP Net Asset Value (NPV10 BT) of Approximately $12.49 per Share (fully diluted), Representing a Premium of Approximately 83% to Gran Tierra’s 20-Day Volume Weighted Average Price

•	Purchaser to Assume Substantially All of the Company’s Net Liabilities, Positioning Gran Tierra to be Debt-Free with Significant Cash at Completion

•	Supports a Meaningful Return of Capital to Stockholders and Repositions Gran Tierra Around Fully Financed Growth Plans in Canada and Azerbaijan

CALGARY, ALBERTA, August 5, 2026 – Gran Tierra Energy Inc. (“Gran Tierra” or the “Company”) (NYSE American:GTE) (TSX:GTE) (LSE:GTE) today announced that it has entered into a definitive share sale and purchase agreement (the “Agreement”) to sell its oil business in Colombia and Ecuador (collectively, the “Divested Business”) to Établissements Maurel & Prom S.A. (“Maurel & Prom” or the “Purchaser”), a Paris-listed international oil and natural gas exploration and production company majority owned by PT Pertamina Internasional Eksplorasi dan Produksi (“PIEP”), a subsidiary of Indonesia’s national energy company, PT Pertamina (Persero) (“Pertamina”), representing a total consideration of $1.33 billion (the “Transaction”). All dollar amounts are in United States dollars unless otherwise stated.

Highlights and Key Terms of the Transaction

The Transaction values the Divested Business at a total enterprise value of $1.33 billion. This figure includes the assumption by the Purchaser of the Company’s 9.750% Senior Secured Amortizing Notes due 2031 (the “2031 Notes”) and 9.500% Senior Notes due 2029 (the “2029 Notes” and, together with the 2031 Notes, the “Assumed Notes”), as well as the prepayment facility (the “Prepayment Agreement”). After the assumption of substantially all liabilities, customary closing adjustments, working capital adjustments, redemption by the Company of its 7.750% Senior Notes due 2027 (the “2027 Notes”), and transaction costs, the Company is expected to have total net cash proceeds of approximately $315 million (the “Net Cash Proceeds”) of this total, the Company will have approximately $250 million in cash at closing, and the remaining $65 million will be payable 364 days thereafter pursuant to an unsecured note issued by the Divested Business. The Divested Business comprises all of the Company’s assets in Colombia and Ecuador.

The Transaction has been unanimously approved by Gran Tierra’s Board of Directors and is subject to the approval of Gran Tierra’s stockholders, the receipt of the requisite consents from certain creditors and the prepayment buyers under the Prepayment Agreement and customary regulatory approvals in Colombia and Ecuador, and the satisfaction of other closing conditions. Subject to satisfaction of these conditions, the Transaction is targeted to close on or about December 31, 2026, with an economic effective date of March 31, 2026.

The Divested Business represents approximately 29,000 barrels of oil per day of first half 2026 average working-interest production (before royalties), approximately 144 million barrels (MMbbl) of proved-plus-probable (2P) reserves (derived from the GTE McDaniel Reserves Report and before attributing reserves associated with the Tisquirama assets acquired in the first quarter of 2026), and approximately 1.4 million gross acres across Colombia and Ecuador. See “Presentation of Oil and Gas Information”.

A portion of the Net Cash Proceeds is expected to be used to return capital to stockholders through a repurchase of the Company’s outstanding common shares (the “Share Repurchase”), the structure, size and terms of which will be determined by the Board of Directors and announced separately, with the balance retained to fund the Company’s Canadian and Azerbaijan programs and for general corporate purposes.

“Gran Tierra’s agreement to divest of our Colombia and Ecuador business realizes the significant value we have created in these assets and marks a deliberate repositioning of the Company, which began in 2024 with the acquisition of the Canadian assets followed by the signing of an exploration, development and production sharing agreement (“EDPSA”) for the onshore Guba-Khazaryani region within the Republic of Azerbaijan. The Transaction transfers our South American business and substantially all of our net liabilities to Maurel & Prom, leaving Gran Tierra debt-free with significant liquidity, including approximately $250 million in cash on close, zero debt, a $65 million note receivable due in less than a year and an undrawn $75 million (CAD) credit facility. That balance sheet strength allows us to potentially return a meaningful amount of capital to stockholders and accelerate the development of our retained assets. It simplifies our capital and cost structures, eliminating substantial interest costs, while maintaining a robust reserve and resource base with significant value upside for stockholders. We are excited about the future of our continuing business and grateful to our employees, partners, and the governments and host communities in Colombia and Ecuador. We believe Maurel & Prom is well positioned to be a strong long-term steward of the Colombia and Ecuador business,” said Gary Guidry, President and Chief Executive Officer of Gran Tierra.

Strategic Rationale

Attractive valuation of the Divested Business

The total consideration represents $1.33 billion which aligns to an after-tax net present value (discounted at 10%) of the Divested Business’s proved-plus-probable (2P) reserves of approximately $1.37 billion, as derived from the GTE McDaniel Reserves Report.

Implied transaction metrics equate to approximately $45,900 per barrel of oil equivalent (“boe”) per day (“boe/d”)1 and 4.3x EV / LTM Adjusted EBITDA2, and $9.24 per boe of proved-plus-probable (2P) reserves3.

1 Based on total consideration of approximately $1.33 billion and first half 2026 average working-interest production for the Divested Business of approximately 29,000 boe/d.

2 Based on total consideration of approximately $1.33 billion and Adjusted EBITDA attributable to the Divested Business (Colombia and Ecuador) of approximately $306.2 million for the twelve months ended June 30, 2026. See "Non-GAAP Financial Measures" below for the definition of Adjusted EBITDA and a reconciliation to net income (loss).

3 Based on total consideration of approximately $1.33 billion and proved-plus-probable (2P) reserves of approximately 144 MMbbl (McDaniel, effective December 31, 2025, excluding the Tisquirama assets acquired in the first quarter of 2026).

Opportunity to redefine the Company’s strategic priorities

The Transaction is the result of Gran Tierra’s continuous strategic portfolio review and results in a step-change in the Company’s financial position and provides stockholders with a fully funded growth vehicle. Following closing, Gran Tierra intends to concentrate its capital on its retained assets, which the Company believes offer the most attractive risk-adjusted returns and the clearest path to sustainable free cash flow growth.

In Azerbaijan, Gran Tierra has signed an EDPSA for the onshore Guba-Khazaryani region, an established hydrocarbon province with major discoveries and existing export infrastructure. The EDPSA provides for a 65% working interest in, and operatorship of, the contract area, a five-year exploration and appraisal period, and a 25-year development period for any economic discoveries, with the potential to extend development by an additional five years. See the Company’s press release dated February 19, 2026 announcing the EDPSA, available on SEDAR+ at www.sedarplus.ca.

Pro-forma net asset value represents a meaningful premium to the 20-day volume weighted average share price

On a pro-forma basis, Gran Tierra expects to retain production of approximately 12,000 to 13,000 boepd, over 500,000 net acres, 2P reserves of approximately 86 million boe (“MMBOE”)4, 80 MMBOE unrisked gross best-estimate (2C) contingent resources and 67 MMBOE unrisked gross best-estimate (P50) prospective resources, derived from the GTE McDaniel Contingent Resources Report and the GTE McDaniel Prospective Resources Report, respectively, and as at June 30, 2026. The Company estimates a pro-forma proved-developed-producing (“PDP”) net asset value (NPV10 BT) of approximately $12.49 per share. This estimate reflects approximately $315 million of Net Cash Proceeds, including proceeds from a $65 million note receivable due 364 days post-closing, together with approximately $165 million of before-tax net present value (discounted at 10%) of PDP reserves in Canada (GTE McDaniel Reserves Report), for aggregate net asset value of approximately $480 million across approximately 38.4 million common shares outstanding on a fully diluted basis. This pro-forma net asset value excludes any value attributed to upside development across the retained portfolio, including the Company’s Canadian contingent and prospective resources and its exploration interests in Azerbaijan, and represents a premium of approximately 83% to the Company’s 20-day volume weighted average price of $6.825 per share. The Net Cash Proceeds alone equate to approximately $8.21 per share, a premium of approximately 20% to that price and before ascribing any value to the Company’s retained assets.

Return of capital to stockholders

The Transaction positions the Company to deliver significant value to stockholders through the potential Share Repurchase. By repurchasing and canceling a number of its outstanding common shares, the Company expects to provide stockholders seeking liquidity with a tax-efficient opportunity to monetize a portion of their investment while enhancing per-share value for continuing stockholders.

Any contemplated Share Repurchase is conditional on the closing of the Transaction and the receipt of the stockholder approval described above. If such stockholder approval is not obtained, the Company will not be able to proceed with the Share Repurchase as described, and the amount, nature and timing of any alternative return of capital to stockholders would need to be reconsidered and redetermined by the Company.

4 Based on 2P reserves attributed to Canadian assets per GTE McDaniel Reserves Report, less the Simonette Sale, the Lodgepole Sale and the Clearwater land swap and 38.4 million shares of common stock outstanding.

5 20-day volume weighted average price of the Company’s common shares based on trading up to and including August 4, 2026.

Improved indebtedness and liquidity position to take advantage of future opportunities

Through the Purchaser’s assumption of substantially all of the Company’s net liabilities, together with the Company’s redemption of its remaining 2027 Notes with a portion of the proceeds from the Transaction, the continuing company is expected to be debt-free with a strong cash position, more than sufficient to fund its ongoing growth-oriented business plan. The continuing company also expects to retain its undrawn Canadian credit facility, which provides approximately $75 million (CAD) of available capacity, further supporting its liquidity. This position will provide financial flexibility to pursue future opportunities as they arise.

The Transaction also materially reduces the Company’s corporate burden. Following closing, Gran Tierra expects to eliminate substantially all of its interest costs, resulting in estimated annual savings of approximately $80 million of interest expense.

Divested Business remains well positioned under Maurel & Prom ownership

Under Maurel & Prom’s ownership, the Divested Business is expected to benefit from the backing of a well-capitalized international operator with significant financial resources, strong operational capabilities and an experienced management team with an established presence in Colombia. Maurel & Prom is a Euronext Paris-listed upstream operator with a market capitalization of approximately $1.9 billion, 72.65% owned by the international upstream arm of Pertamina (Baa2/BBB/BBB), Indonesia's state-owned energy company. Pertamina reported revenue of approximately $71 billion and production in excess of one million barrels of oil equivalent per day for the year ended December 31, 2025.

According to public disclosures, Maurel & Prom reported a positive net cash position of $257 million as at 30 June 2026. Immediately available bank liquidity amounted to $500 million, comprising $370 million in cash and $130 million in undrawn revolving credit facility. In addition, the Group has access to a further $100 million undrawn shareholder loan. On 10 July 2026, the Group signed an agreement with its banking syndicate to refinance its existing bank debt. The agreement provides for a new $465 million, five-year facility, comprising a $300 million term loan and a $165 million revolving credit facility. The refinancing is expected to generate approximately $250 million of additional liquidity. Satisfaction of the conditions precedent required for completion of the refinancing is expected by early October 2026. Maurel & Prom also maintains an established operating presence in Colombia, where it is currently executing a drilling campaign on the Sinú-9 block.

The Company believes the Transaction is strategically significant for Maurel & Prom, materially increasing its working-interest production and establishing Colombia and Ecuador as a core pillar of its portfolio. The Company further believes that Maurel & Prom's technical expertise, operational track record, financial strength, access to capital and long-term commitment to the region position the Divested Business for continued investment and development, while supporting continuity for employees, partners and host communities.

Additional Transaction Terms

•	Conditions to Closing: Completion of the Transaction is conditioned upon, among other things: (i) approval by Gran Tierra’s stockholders at a special meeting expected to be held in the third quarter of 2026; (ii) receipt of the requisite consents from certain creditors and the prepayment buyers under the Prepayment Agreement to the assumption of, and release of the Company from, the 2031 Notes and the Prepayment Agreement; (iii) regulatory approvals in Colombia, including from the Superintendence of Industry and Commerce of Colombia (“SIC”) and the Agencia Nacional de Hidrocarburos (“ANH”), and in Ecuador, including approvals from the relevant Ministry and hydrocarbons regulator and customary antitrust approvals; and (iv) other customary conditions. The satisfaction of these conditions will determine the closing date.

•	Termination and Break Fee: The Agreement contains customary termination rights and provides for a mutual break fee of $50 million. The break fee is payable by the Company to the Purchaser in specified circumstances, including if the Agreement is terminated in connection with a superior proposal, and is payable by the Purchaser to the Company in specified circumstances. The Agreement includes representations and warranties, conditions and covenants of the parties typical for transactions of this nature, including a non-solicitation covenant on the part of Gran Tierra, subject to a customary fiduciary-out provision, and a right of the Purchaser to match any superior proposal.

Advisors

BofA Securities Inc. is acting as lead financial advisor to Gran Tierra and rendered a fairness opinion to the Gran Tierra Board of Directors. RBC Capital Markets also is acting as financial advisor to Gran Tierra, and Bracewell LLP is acting as legal counsel to Gran Tierra. Herbert Smith Freehills Kramer LLP is acting as legal counsel to the Purchaser.

Contact Information

For investor and media inquiries please contact:

Gary Guidry, Chief Executive Officer

Ryan Ellson, Executive Vice President & Chief Financial Officer

+1-403-265-3221

info@grantierra.com

About Gran Tierra Energy Inc.

Gran Tierra Energy Inc., together with its subsidiaries, is an independent international energy company currently focused on oil and natural gas exploration and production in Canada, Colombia, Ecuador and Azerbaijan. Upon completion of the Transaction described in this press release, the Company’s producing operations will be focused on Canada, and the Company will continue to pursue its exploration interests in Azerbaijan and additional new growth opportunities that would further strengthen the Company’s portfolio. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Except to the extent expressly stated otherwise, information on the Company’s website or accessible from our website or any other website is not incorporated by reference into and should not be considered part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.

Gran Tierra’s filings with the U.S. Securities and Exchange Commission (the “SEC”) are available on the SEC website at http://www.sec.gov. Gran Tierra’s Canadian securities regulatory filings are available on SEDAR+ at http://www.sedarplus.ca and UK regulatory filings are available on the National Storage Mechanism website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.

Forward Looking Statements and Legal Advisories:

This press release contains opinions, forecasts, projections, and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”), which can be identified by such terms as “expect,” “plan,” “can,” “will,” “should,” “guidance,” “estimate,” “forecast,” “intend,” “anticipate,” “believes,” and “remains subject to,” derivations thereof and similar terms are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding the anticipated benefits of the Transaction; the satisfaction of the conditions precedent to, and the timing of the completion of, the Transaction, including the receipt of stockholder approval, the requisite consents of the holders of the 2031 Notes and the prepayment buyers under the Prepayment Agreement, and regulatory approvals in Colombia and Ecuador; the total and net consideration to be received, the amount and timing of cash to be received by the Company at and following closing, including the deferred amount, and any purchase-price adjustments or contingent payments; the expected closing date of the Transaction; the Purchaser’s assumption of the Assumed Notes and the Prepayment Agreement and the related reduction of the Company’s net debt; the intended use of Net Cash Proceeds, including the anticipated return of capital to stockholders and the structure, size, terms, timing and completion of a share repurchase; the Company’s pro-forma production, reserves, leverage and capital-allocation plans following completion of the Transaction; the Company’s strategy and growth plans in Canada and Azerbaijan.

Statements relating to “reserves” and “resources” are also deemed to be forward-looking statements, as they involve the implied assessments, based on certain estimates and assumptions, including that the reserves and resources described can be profitably produced in the future, and in the case of resources, whether such resources will ultimately be discovered and commercially developed. These statements are subject to risks and uncertainties.

The forward-looking statements contained in this press release reflect several material factors and expectations and assumptions of Gran Tierra including, without limitation, that Gran Tierra will obtain stockholder approval, the requisite consents of the holders of the 2031 Notes and the prepayment buyers under the Prepayment Agreement and the required regulatory approvals and satisfy the other conditions precedent to the completion of the Transaction on the anticipated timeline or at all; that the Company will realize the anticipated benefits and use of proceeds of the Transaction, including the completion of a share repurchase; that Gran Tierra will continue to conduct its operations in a manner consistent with its current expectations; the accuracy of testing and production results and seismic data; pricing and cost estimates (including with respect to commodity pricing and exchange rates); rig availability; and the general continuance of current or, where applicable, assumed operational, regulatory and industry conditions in Canada, Colombia, Ecuador and Azerbaijan and areas of potential expansion, and the ability of Gran Tierra to execute its business and operational plans in the manner currently planned. Gran Tierra believes the material factors, expectations and assumptions reflected in the forward-looking statements are reasonable at this time, but no assurance can be given that these factors, expectations and assumptions will prove to be correct.

Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are: the risk that the Transaction may not be completed on the anticipated terms or timeline, or at all, including as a result of a failure to obtain stockholder approval, the requisite consents of the holders of the 2031 Notes and the prepayment buyers under the Prepayment Agreement, or the required regulatory approvals, or a failure to satisfy other conditions precedent; the risk that the amount of cash actually received by the Company differs from the amounts disclosed in this press release, which remain estimates and are subject to customary closing and working capital adjustments, transaction costs and other items determined at or following closing; the risk that the anticipated benefits of the Transaction, including the expected reduction in net debt, return of capital to stockholders and other use of proceeds, are not realized; the risk that the requisite consents of the holders of the 2031 Notes and the Prepayment Agreement to the assumption of, and release of the Company from, the 2031 Notes and the prepayment buyers under the Prepayment Agreement are not obtained; the risk that the share repurchase is not completed, or is completed in a different form, for a different amount or on different terms than currently anticipated, or that required stock exchange or other regulatory approvals are not obtained; the possibility that the Transaction is terminated, including in circumstances requiring the payment of a break fee; the effect of the announcement or pendency of the Transaction on the Company’s business, relationships and securities; certain of Gran Tierra’s operations are located in South America and the Company is pursuing activities in other international jurisdictions, including Azerbaijan, and unexpected problems can arise due to guerilla activity, strikes, local blockades or protests, civil unrest, sanctions-related restrictions, or other political instability; technical and operational difficulties may arise which impact the production, transport or sale of Gran Tierra’s products; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and natural gas, including inflation and changes resulting from geopolitical events, including the ongoing conflicts in Ukraine, the Middle East and Venezuela, or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries; changes in commodity prices, including volatility or a prolonged decline in these prices relative to historical or future expected levels; the risk that current global economic and credit conditions may impact oil and natural gas prices and consumption more than Gran Tierra currently predicts; prices and markets for oil and natural gas are unpredictable and volatile; the effect of hedges; the accuracy of the productive capacity of any particular field; the ability of Gran Tierra to execute its business plan, which may include acquisitions and dispositions, and realize expected benefits from current or future initiatives; the ability to replace reserves and production and develop and manage reserves on an economically viable basis; the accuracy of testing and production results, reserves and resources estimates, seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates); volatility or declines in the trading price of Gran Tierra’s common stock or bonds; Gran Tierra’s ability to comply with financial covenants in its credit agreement and indentures and make borrowings under its credit agreement; and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the SEC, including, without limitation, under the caption “Risk Factors” in Gran Tierra’s Annual Report on Form 10-K for the year ended December 31, 2025 filed on March 4, 2026 and its other filings with the SEC. These filings are available on the SEC’s website at http://www.sec.gov and on SEDAR+ at www.sedarplus.ca.

The forward-looking statements contained in this press release are based on certain assumptions made by Gran Tierra based on management’s experience and other factors believed to be appropriate. Gran Tierra believes these assumptions to be reasonable at this time, but the forward-looking statements are subject to risks and uncertainties, many of which are beyond Gran Tierra’s control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. All forward-looking statements are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law.

The estimates of future production, reserves, resources and financial results may be considered to be future-oriented financial information or a financial outlook for the purposes of applicable Canadian securities laws. Financial outlook and future-oriented financial information contained in this press release about prospective operational and financial performance, including pro-forma production, reserves, resources, leverage and use of proceeds, are provided to give the reader a better understanding of the potential future performance of the Company in certain areas and are based on assumptions about future events, including economic conditions and proposed courses of action, based on management’s assessment of the relevant information currently available, and to become available in the future. Actual results may differ significantly from the projections presented herein, and such variations may be material. See above for a discussion of the risks that could cause actual results to vary. The future-oriented financial information and financial outlooks contained in this press release have been approved by management as of the date of this press release. Readers are cautioned that any such financial outlook and future-oriented financial information contained herein should not be used for purposes other than those for which it is disclosed herein.

Important Information Regarding the Transaction

This press release is neither a solicitation of a proxy nor an offer to purchase nor a solicitation of an offer to sell any securities. This press release is also not a substitute for any proxy statement or other filings that may be made with the SEC with respect to the Transaction. Approval of the Transaction will be submitted to the Company’s stockholders for their consideration, and the Company will file a definitive proxy statement to be used to solicit stockholder approval of the transaction with the SEC. Detailed information about the Transaction will be contained in the definitive proxy statement and other documents to be filed with the SEC and disseminated to stockholders prior to the meeting. Additionally, this press release is not a notice of redemption of the 2027 Notes.

Important Additional Information Will Be Filed With the SEC

The Company plans to file with the SEC and disseminate to its stockholders a proxy statement in connection with the Transaction. The proxy statement will contain important information about the Company, the Agreement, the Transaction and related matters. Investors and security holders are urged to read the proxy statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov or on the Company’s website at https://www.grantierra.com/investor-relations/reports-filings/.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Form 10-K for the year ended December 31, 2025 and its proxy statement dated March 17, 2026, which are filed with the SEC. A more complete description will be available in the proxy statement to be used to solicit stockholder approval of the Transaction.

Non-GAAP Financial Measures

This press release includes references to Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA does not have a standardized meaning prescribed by generally accepted accounting principles in the United States (“GAAP”) and therefore may not be comparable to similar measures presented by other issuers. Adjusted EBITDA, as presented, is defined as net income or loss adjusted for DD&A expenses, interest expense, income tax expense or recovery, impairment, severance expenses, non-cash lease expense, lease payments, foreign exchange loss or gain, stock-based compensation expense or recovery, unrealized derivative instruments loss or gain, and other non-cash loss or gain. Management uses Adjusted EBITDA to assess the operating performance of the Divested Business and believes it provides useful information to investors in evaluating the implied transaction metrics disclosed in this press release. Adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

The following table reconciles Adjusted EBITDA attributable to the Divested Business (Colombia and Ecuador) to net income (loss) for the Divested Business, the most directly comparable measure calculated in accordance with GAAP, for the twelve months ended June 30, 2026:

($ millions)	LTM to June 30, 2026
Net income (loss)	32.8
Add: DD&A expenses	231.5
Add: Interest expense	5.3
Add: Income tax expense (recovery)	(33.2)
Add: Impairment	57.7
Add: Severance expenses	1.4
Add: Non-cash lease expense	2.4
Less: Lease payments	(3.3)
Add: Foreign exchange loss	5.4
Add: Stock-based compensation expense	1.8
Add: Unrealized derivative instruments loss	4.6
Add: Other non-cash loss (gain)	0.0
Adjusted EBITDA (non-GAAP)	306.2

Amounts may not add due to rounding.

Presentation of Oil and Gas Information

Boes have been converted on the basis of six thousand cubic feet (“Mcf”) natural gas to 1 boe of oil. Boes may be misleading, particularly if used in isolation. A boe conversion ratio of 6 Mcf: 1 boe is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. In addition, given that the value ratio based on the current price of oil as compared with natural gas is significantly different from the energy equivalent of six to one, utilizing a boe conversion ratio of 6 Mcf: 1 boe would be misleading as an indication of value.

All reserves values, future net revenue and ancillary information contained in this press release have been evaluated by the Company’s independent qualified reserves evaluator McDaniel & Associates Consultants Ltd. (“McDaniel”) calculated in compliance with Canadian National Instrument 51-101 – Standards of Disclosure for Oil and Gas Activities (“NI 51-101”) and the Canadian Oil and Gas Evaluation Handbook (“COGEH”) in a report with an effective date of December 31, 2025 (the “GTE McDaniel Reserves Report”).

Estimates of net present value and future net revenue contained herein do not necessarily represent fair market value of reserves. Estimates of reserves and future net revenue for individual properties may not reflect the same level of confidence as estimates of reserves and future net revenue for all properties, due to the effect of aggregation. There is no assurance that the forecast price and cost assumptions applied by McDaniel in evaluating Gran Tierra’s reserves and future net revenue will be attained and variances could be material. See Gran Tierra’s press release dated January 28, 2026 for a summary of the price forecasts employed by McDaniel in the GTE McDaniel Reserves Report and other information regarding the disclosed future net revenue.

All evaluations of future net revenue contained in the GTE McDaniel Reserves Report are after the deduction of royalties, operating costs, development costs and abandonment and reclamation costs but before consideration of indirect costs such as administrative, overhead and other miscellaneous expenses. It should not be assumed that the estimates of future net revenue presented in this press release represent the fair market value of the reserves. There are numerous uncertainties inherent in estimating quantities of crude oil and natural gas reserves and the future cash flows attributed to such reserves. The reserve and associated cash flow information set forth in the GTE McDaniel Reserves Report are estimates only and there is no guarantee that the estimated reserves will be recovered. Actual reserves may be greater than or less than the estimates provided therein.

References to a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. The production and reserves of the Divested Business are comprised of light and medium crude oil. Gran Tierra’s continuing operations produce a mix of crude oil, conventional natural gas, shale gas and natural gas liquids for which there is no precise breakdown since the Company’s sales volumes typically represent blends of more than one product type. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well-test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed.

Definitions

Proved reserves are those reserves that can be estimated with a high degree of certainty to be recoverable. It is likely that the actual remaining quantities recovered will exceed the estimated proved reserves.

Probable reserves are those additional reserves that are less certain to be recovered than proved reserves. It is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated proved plus probable reserves.

Possible reserves are those additional reserves that are less certain to be recovered than probable reserves. It is unlikely that the actual remaining quantities recovered will be greater or less than the sum of the estimated proved plus probable plus possible reserves. There is a 10% probability that the quantities actually recovered will equal or exceed the sum of proved plus probable plus possible reserves.

Developed producing reserves are those reserves that are expected to be recovered from completion intervals open at the time of the estimate. These reserves may be currently producing or, if shut-in, they must have previously been on production, and the date of resumption of production must be known with reasonable certainty.

Certain terms used in this press release but not defined are defined in NI 51-101, CSA Staff Notice 51-324 – Revised Glossary to NI 51-101, Standards of Disclosure for Oil and Gas Activities (“CSA Staff Notice 51-324”) and/or the COGEH and, unless the context otherwise requires, shall have the same meanings herein as in NI 51-101, CSA Staff Notice 51-324 and the COGEH, as the case may be.

Disclosure of Contingent Resources and Prospective Resources

The contingent resources and prospective resources disclosed in this press release were prepared by McDaniel, the Company’s independent qualified reserves evaluator, in reports with an effective date of June 30, 2026 (the “GTE McDaniel Contingent Resources Report” and the “GTE McDaniel Prospective Resources Report”, respectively), in each case prepared in compliance with NI 51-101 and COGEH. The estimates disclosed are Company gross volumes based on the Company’s working interest share of the property gross resources and are presented on an unrisked basis. Complete disclosure regarding these resources, including the summary tables, the associated risks and level of uncertainty, the significant positive and negative factors relevant to the estimates, the specific contingencies, the chance of discovery, chance of development and chance of commerciality, and a description of the applicable projects, is contained in the Company’s press release dated August 4, 2026.

The estimates of the Company’s contingent and prospective resources provided herein are estimates only and there is no guarantee that the estimated contingent and prospective resources will be recovered. Actual resources may be greater than or less than the estimates provided herein and variances could be material. Estimates of contingent and prospective resources are by their nature more speculative than estimates of proved reserves and would require substantial capital spending over a significant number of years to implement recovery. Actual locations drilled and quantities that may be ultimately recovered from the properties will differ substantially. In addition, the Company has made no commitment to drill, and likely will not drill, all of the drilling locations that have been attributable to these quantities.

Contingent Resources

Contingent resources are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulations using established technology or technology under development, but which are not currently considered to be commercially recoverable due to one or more contingencies. Contingent resources should not be construed as reserves. There is no certainty that it will be commercially viable to produce any of the contingent resources.

Under the COGEH, a range of contingent resources estimates (low, best and high) are recommended. The following classification of contingent resources is used as presented by McDaniel: (a) Low estimate (1C) means there is at least a 90 percent probability (P90) that the quantities actually recovered will equal or exceed the low estimate; (b) Best estimate (2C) means there is at least a 50 percent probability (P50) that the quantities actually recovered will equal or exceed the best estimate; and (c) High estimate (3C) means there is at least a 10 percent probability (P10) that the quantities actually recovered will equal or exceed the high estimate.

The chance of development is defined as the estimated probability that, once discovered, a known accumulation will be commercially developed. Quantifying the chance of development requires consideration of both economic contingencies and other contingencies, such as legal, regulatory, market access, political, social license, internal and external approvals and commitment to project finance and development timing. As many of these factors are extremely difficult to quantify, the chance of development is uncertain and must be used with caution. The contingent resources disclosed herein have an economic status that is undetermined and are sub-classified in terms of maturity as development on hold, meaning there is a reasonable chance of development but there are major non-technical contingencies to be resolved that are usually beyond the control of the operator.

Prospective Resources

Prospective resources are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects. Prospective resources should not be construed as reserves or contingent resources. Prospective resources have both an associated chance of discovery and a chance of development.

Under the COGEH, a range of prospective resources estimates (low, best and high) are recommended. The following classification of prospective resources is used as presented by McDaniel: (a) Low estimate means there is at least a 90 percent probability (P90) that the quantities actually recovered will equal or exceed the low estimate; (b) Best estimate means there is at least a 50 percent probability (P50) that the quantities actually recovered will equal or exceed the median best estimate; (c) High estimate means there is at least a 10 percent probability (P10) that the quantities actually recovered will equal or exceed the high estimate; and (d) Mean estimate represents the arithmetic average of the expected recoverable volume and is the most accurate single point representation of the volume distribution.

Chance of discovery, as defined in the COGEH, is the estimated probability that exploration activities will confirm the existence of a significant accumulation of potentially recoverable petroleum. Chance of development is defined as the estimated probability that, once discovered, a known accumulation will be commercially developed. Quantifying the chance of development requires consideration of both economic contingencies and other contingencies, such as legal, regulatory, market access, political, social license, internal and external approvals and commitment to project finance and development timing. As many of these factors are extremely difficult to quantify, the chance of development is uncertain and must be used with caution. The chance of commerciality is defined as the product of the chance of discovery and the chance of development. The risked mean prospective resource volumes have been determined by multiplying the unrisked mean volumes by the associated chance of commerciality. The arithmetic sum of the individual risked mean values can be considered the best estimate risked prospective resources for the portfolio as per COGEH Volume 2 Section 2.8.2.

There is no certainty that any portion of the prospective resources will be discovered. If discovered, there is no certainty that it will be commercially viable to produce any portion of the prospective resources. The unrisked total is not representative of the portfolio unrisked total and is provided to give an indication of the resources range, assuming all prospects are successful. Company gross prospective resources are based on the working interest share of the property gross resources. The net present value of future net revenue of the prospective resource estimates has not been prepared and, therefore, the net prospective resources volumes are not reported.

Given the uncertainty of discovery associated with the prospective resources, costs and timelines to production, as well as recovery technologies, cannot be determined at this time.

The U.S. Securities and Exchange Commission (the “SEC”) permits oil and gas companies that are subject to domestic issuer reporting requirements under U.S. federal securities law, in their filings with the SEC, to disclose only estimated proved, probable and possible reserves that meet the SEC’s definitions of such terms. Investors should not view the disclosure of contingent resources or prospective resources in this press release as an estimate of reserves prepared in accordance with SEC requirements, and should not assume that any portion of such resources will be converted into reserves.